UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2013

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 24, 2013, IPC The Hospitalist Company, Inc. (the “Company”) announced that it has signed definitive agreements to acquire the assets of Park Avenue Health Care Management, LLC, Park Avenue Medical Associates, PC, Park Avenue Medical Associates, LLC, and Geriatric Services, PC (collectively, “Park Avenue”).

The Company’s combined incremental hospitalist volume from this acquisition is estimated at approximately 375,000 encounters on an annualized basis. Subject to completion of due diligence and other customary closing conditions, the transaction is expected to close in December 2013.

The Company’s press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K, including the copy of the press release attached hereto as Exhibit 99.1, contains forward-looking statements, including statements regarding the expected closing of IPC The Hospitalist Company’s transaction with Park Avenue. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, and that are outside the Company’s control. These risks and uncertainties include, among others: the ability of the parties to consummate the acquisition in a timely manner or at all; the satisfaction of the conditions precedent to consummation of the transaction; the effect of the announcement of the transaction on the Company’s and Park Avenue’s respective businesses; the Company’s ability to operate or integrate Park Avenue’s business successfully. Other risks and uncertainties that may apply are set forth in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated October 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: October 24, 2013	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 24, 2013.